                                     PROXY
                              NORTHEAST UTILITIES
           PROXY FOR SPECIAL MEETING OF SHAREHOLDERS - APRIL 14, 2000

    The undersigned appoints MICHAEL G. MORRIS and WILLIAM J. PAPE II, and either of them, proxies of the undersigned, with power of substitution, to act for and to vote all common shares of the undersigned at the Special Meeting of Shareholders of Northeast Utilities to be held on April 14, 2000, and any adjournment thereof, upon the matters set forth in the notice of said meeting as indicated below. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof, except that proxies voting against proposals 1 or 2 will not be voted in favor of any adjournment or postponement.

    When properly executed, this proxy will be voted as specified by the undersigned. Unless otherwise instructed, this proxy will be voted FOR proposals 1 and 2.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
                                     (OVER)
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THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1.  To approve amendments to the Northeast Utilities Declaration of Trust.

            FOR                    AGAINST                  ABSTAIN
            / /                      / /                      / /

2.  To approve proposed merger.

            FOR                    AGAINST                  ABSTAIN
            / /                      / /                      / /

A PROXY WHICH IS SIGNED BUT HAS NO BOX CHECKED WILL BE COUNTED AS "FOR" BOTH PROPOSALS.

                                       The undersigned hereby acknowledges
                                       receipt of notice of meeting and related proxy statement.

                                       Date

                                 -----------------------------------------, 2000

                                       Signed
                                       -----------------------------------------

                                       Signed
                                       -----------------------------------------

                                       Please sign in the same form as name
                                       appears hereon. If the shares are
                                       registered in more than one name, each
                                       joint owner or fiduciary should sign.
                                       Fiduciaries and corporate officers should indicate their titles.

                                       I plan to attend the meeting. / / Yes / /
                                       No